EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-100417) and related Prospectus of SmartServ Online, Inc. for the registration of 129,990 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 2002, with respect to the consolidated financial statements of SmartServ Online, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


New York, New York
December 13, 2002